Exhibit 99.4

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Combined Financial Statements

December 31, 2004

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Index

December 31, 2004

Report of Independent Auditors

Combined Balance Sheet

Combined Statement of Operations

Combined Statement of Changes in UTC Investment

Combined Statement of Cash Flows

Notes to Combined Financial Statements

Report of Independent Auditors

To the Board of Directors and Shareowners of

United Technologies Corporation:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in United Technologies Corporation investment and of cash flows present fairly, in all material respects, the financial position of The Falk Corporation, including its affiliates as described in Note 1, (collectively referred to as the “Company”) at December 31, 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

Hartford, Connecticut
May 9, 2005

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Combined Balance Sheet

December 31, 2004

December 31,
(Dollar amounts in thousands)	2004

Assets
Cash	$4,188
Accounts receivable net of allowances of $616 (Note 2)	38,367
Inventories, net (Note 6)	33,764
Prepaid expenses	544
Deferred income taxes (Note 11)	5,526
Total current assets	82,389
Investments (Note 7)	2,722
Receivables due after one year	268
Fixed assets, net (Note 8)	74,433
Goodwill (Note 2)	120,716
Prepaid pension and other	88,177
Total assets	$368,705
Liabilities and UTC investment
Affiliate notes and payables (Note 3)	$137,154
Accounts payable	15,490
Accrued liabilities (Note 9)	12,333
Taxes currently payable	6,986
Total current liabilities	171,963
Deferred income taxes (Note 11)	40,758
Other long-term liabilities (Note 10)	15,946
Total liabilities	228,667
Commitments and contingent liabilities (Note 15)
UTC investment	140,038
Total liabilities and UTC investment	$368,705

See accompanying notes to combined financial statements.

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Combined Statement of Operations

Year Ended December 31, 2004

Year Ended
December 31,
(Dollar amounts in thousands)	2004

Net sales	$203,060
Cost of goods sold	165,934
Gross profit	37,126
Engineering, research and development	3,480
Selling	20,407
General and administrative	6,240
Allocated UTC costs (Note 3)	3,507
Operating profit	3,492
Other (expense) income
Affiliate interest expense (Note 3)	(4,106)
Other income, net (Note 13)	349
Loss before income taxes	(265)
Income tax provision	52
Net loss	$(317)

See accompanying notes to combined financial statements.

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Combined Statement of Changes in UTC Investment

Year Ended December 31, 2004

		Accumulated		Non-
		Other		shareowner
		Non-shareowner		Changes in
	UTC	Changes in		Equity for
(Dollar amounts in thousands)	Investment	Equity	Total	the Period

Balance at December 31, 2003	$139,161	$(3,262)	$135,899	$—
Net loss	(317)	—	(317)	(317)
Foreign currency translation adjustment	—	753	753	753
UTC investment activity, including tax benefit from stock option exercise of $510	3,703	—	3,703	—
Balance at December 31, 2004	$142,547	$(2,509)	$140,038	$436

See accompanying notes to combined financial statements.

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Combined Statement of Cash Flows

Year Ended December 31, 2004

Year Ended
December 31,
(Dollar amounts in thousands)	2004

Cash flows from operating activities
Net loss	$(317)
Adjustments to reconcile net income to net cash flow from operating activities
Depreciation	10,981
Loss on fixed asset sales	74
Equity in earnings of investees	(67)
Deferred income tax	(1,516)
Affiliate interest expense	4,106
Change in operating assets and liabilities
Accounts receivable	(8,499)
Inventories	(7,071)
Prepaid expenses	(110)
Accounts payable	4,942
Accrued liabilities	5,304
Other, net	652
Net cash flows provided by operating activities	8,479
Cash flows from investing activities
Purchase of fixed assets	(8,250)
Net cash flows used for investing activities	(8,250)
Cash flows from financing activities
Affiliate activity	(2,710)
UTC investment activity	3,703
Net cash flows provided by financing activities	993
Effect of foreign exchange rate changes	753
Net increase in cash and cash equivalents	1,975
Cash and cash equivalents
Beginning of year	2,213
End of year	$4,188

See accompanying notes to combined financial statements.

The Falk Corporation

(A wholly-owned subsidiary of United Technologies Corporation)

Notes to Combined Financial Statements

December 31, 2004

1.                            Basis of Presentation

The Falk Corporation and its affiliates are wholly-owned businesses of United Technologies Corporation (“UTC”).  The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising UTC’s Falk Business, which includes The Falk Corporation and certain affiliates which are subsidiaries of other UTC operating units (collectively referred to as “The Falk Corporation”, “Falk” or the “Company”).  Historically, separate financial statements were not prepared for Falk.

The combined financial statements have been prepared using UTC’s historical basis in the assets and liabilities of Falk.  Changes in indebtedness between the Company and UTC are reflected as part of the UTC investment in the accompanying combined balance sheet.

The combined financial statements include all revenues, costs, assets and liabilities directly attributable to Falk.  The financial statements also include certain direct charges allocated from UTC such as the cost of employee benefit plans and workers’ compensation.  All of the allocations and estimates in the combined financial statements are based on assumptions that Falk and UTC management believe are reasonable in the circumstances.  The Company’s financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Company in the future or indicative of the results that would have been reported if the Company had operated as an unaffiliated enterprise.

2.                            Summary of Accounting Principles

Business activities

Falk is a manufacturer of industrial mechanical power transmission solutions.  The company designs and manufactures standard and custom gear drives, couplings and backstops and provides service and aftermarket support for its customers.

Principles of combination

The combined financial statements include the accounts and activities of Falk and its majority controlled and owned subsidiaries and equity affiliates. All material intercompany transactions between Falk businesses included in the combined financial statements have been eliminated.  Sales from Falk to other UTC affiliates are not significant.  Transactions between Falk and UTC (and other UTC business units) are herein referred to as “related party” or “affiliated” transactions.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue recognition

Revenue and related cost of sales are recognized upon shipment or delivery of products to the customers based upon passage of title and risk of loss.

Receivables

Receivables are stated net of allowances for doubtful accounts of $616 at December 31, 2004.  On a regular basis, the Company evaluates its receivables and updates its allowance for doubtful accounts based on a combination of specific customer circumstances and historical write-off experience.

Inventories

Inventories are stated at the lower of cost or estimated realizable value.  Domestic inventories, representing approximately 93% of total inventory, are determined on the last-in, first-out (LIFO) cost method at December 31, 2004.  The remaining inventories are carried on the first-in, first-out (FIFO) method.  Included in inventory costs are direct material, direct labor, and allocations of certain manufacturing overhead costs.

Fixed assets

Fixed assets are stated at cost less accumulated depreciation.  Cost includes capitalized interest of $1,006 at December 31, 2004.  Provisions for depreciation of plant and equipment have been made using the straight-line method for financial reporting purposes.  Estimated useful lives generally range from 12 to 40 years for buildings and improvements, from 3 to 12 years for machinery and equipment, and from 3 to 10 years for office equipment.  Expenditures for non-reimbursed tooling are capitalized and are generally depreciated over 7 years.  Improvements to leased property are depreciated over the life of the lease.

Environmental activities

Provisions for environmental remediation activities, including costs relating to closed or sold facilities, are recorded when remedial efforts are probable and related amounts can be reasonably estimated.  This generally occurs when a remedial investigation or a feasibility study has been completed and sometimes at an earlier time, based on the specific circumstances and past experience.  Provisions include costs for remediation, environmental studies, post-closure monitoring and other incremental costs related to remediation activities.  When no amount within a range of estimates is more likely, the minimum is accrued.  For sites with multiple responsible parties, the Company considers its likely proportionate share of the anticipated remediation costs and the ability of the other parties to fulfill their obligations in establishing a provision for these costs.

Goodwill

Goodwill represents the excess purchase price over the net assets acquired related to UTC’s 1999 acquisition of Sundstrand Corporation less accumulated amortization, as allocated to Falk under the push-down basis of accounting.  The goodwill life is considered indefinite. In accordance with Statement of Financial Accounting Standards (“SFAS”) SFAS No. 142, “Goodwill and Other Intangibles” the Sunstrand goodwill is subject to annual impairment testing at the UTC reporting unit level.  The goodwill allocated to Falk for purposes of these financial statements has also been subjected to an impairment test as of December 31, 2004 in accordance with SFAS No. 142.

Income taxes

The Company and its domestic combined affiliates are included in the consolidated U.S. federal income tax return of UTC.  It is generally the policy of the Company to determine its income tax liability on a separate return basis.  Under an arrangement with UTC, income taxes are charged to members of the U.S. consolidated group based upon amounts they would pay or receive if they filed a separate income tax return.  The provision for income taxes has been prepared as if a consolidated U.S. federal income tax return had been filed separately by the Company and its combined affiliates under a similar arrangement.  Deferred income taxes are provided on the differences in the book and tax bases of assets and liabilities at the statutory tax rates expected to be in effect when such differences are reversed.  A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefits will be realized.  UTC pays domestic taxes on behalf of the Company and reflects the funding through the affiliate notes and payables account.

Cash and cash equivalents

For purposes of the combined statements of cash flows, the Company considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.  UTC provides centralized treasury functions and financing for Falk, including substantially all domestic investing and borrowing activities.  As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to Falk.

Foreign currency translation

The Company’s combined international affiliates use the local currency as the functional currency and translate all assets and liabilities at year end exchange rates, all income and expense accounts at average rates and record adjustments resulting from the translations as a separate component of UTC investment.

Gains and losses resulting from transactions of the Company and its subsidiaries which are made in currencies different from their own are included in results of operations as they occur.  Total currency transaction gains and losses are included in other income, net in the accompanying combined statements of operations.

Stock based compensation

Effective during the first quarter of 2005, UTC adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”.  These financial statements have been prepared in accordance with Accounting Principal Board (“APB”) No. 25, “Accounting for Stock Issued to Employees” as the effect of adopting SFAS 123R for the Company is not considered material.  Had the Company adopted SFAS 123R, the net loss for the year ended December 31, 2004 would have been increased by approximately $240.

3.                            Related Party Transactions

Intercompany activities

As discussed below and in Note 12, Falk employees participate in certain UTC employee benefit programs which are sponsored and administered by UTC.  In addition, UTC provides certain risk management services such as workers’ compensation on behalf of Falk.  All direct costs relating to these services and participation in these plans are charged to the Company and indirect costs are allocated using allocation methods UTC and Falk management believes are reasonable.

UTC also provides centralized treasury functions and financing, including substantially all domestic investing and borrowing activities, on behalf of the Company.  As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to the Company.  No interest is charged or paid on the net UTC investment amount.  Interest is charged or credited on notes receivable and notes payable due from or due to affiliates.  Interest expense of $4,106 represents charges from UTC affiliates in 2004.  The interest expense is a non-cash transaction.

Employee benefit administration

The Company’s employees participate in tax-qualified defined benefit pension plans, defined contribution savings plans and various welfare benefit plans sponsored and administered by UTC.  UTC has historically charged back to the Company its pro rata share of administration and funding expenses incurred by UTC in the operation of these plans for the benefit of Falk employees.  The Company is responsible for the cost of funding pension and savings plan benefits accrued by its employees.

4.                            Restructuring and related costs

The Company committed to a restructuring program in response to industry conditions and to reduce the fixed cost base of the business.  The objectives of the restructuring program are to improve the profitability of the Company’s core businesses by consolidating excess manufacturing capacity, rationalizing certain product lines and outsourcing non-core production.  Under this restructuring program, the Company reduced its workforce by approximately 51 employees and is in the process of closing one of its manufacturing plants.

Restructuring and other similar costs are summarized as follows:

December 31,
(Dollar amounts in thousands)	2004
Plant closure, consolidation and related costs
Assets write-offs	$1,962
Facility exit costs	1,303
3,265
Severance and other termination related costs
Severance	2,890
Curtailment	661
3,551

Other restructing and similar costs
Net facility preparation	1,400
1,400

Restructing and other similar costs charged to operations	$8,216

Provisions for restructuring and other actions are included in cost of goods sold in the statement of operations.  Generally, costs relating to severance, termination related costs, facility exit costs and new facility preparation costs are cash charges.  Fixed asset provisions are non-cash charges.

Accrual utilization is summarized as follows:

	Severance	Facility
	and Related	and Other
(Dollar amounts in thousands)	Costs	Costs	Total

Balance at December 31, 2003	$—	$—	$—
2004 Charges	3,551	2,703	6,254
Utilized in 2004	(2,361)	(2,703)	(5,064)
Balance at December 31, 2004	$1,190	$—	$1,190

Severance and related costs

The Company provided $2,890 for severance in accordance with Statement of Financial Accounting Standards (SFAS) 12, “Employers Accounting for Post-employment Benefits”.  The Company also provided $661 for SFAS 88 and 106, “Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and “Employers Accounting for Post-retirement Benefits Other Than Pension” respectively.

Facility and other exit costs

Period expense of $2,703 was incurred, primarily consisting of costs for equipment relocations, lease site preparation and transition team costs.

Asset write-downs

The Company provided $1,962 for asset write-downs based on a listing of specifically identified assets that are held for sale or deemed unsaleable in conjunction with the plant consolidation activities.  Assets held for sale are actively being marketed by an agent.

5.                            Significant customer

The Company has a customer in the industrial distribution business that accounting for 18.4% of net sales during the year ended December 31, 2004.  Receivables related to this customer at December 31, 2004 were $5,557.

6.                            Inventories

December 31,
(Dollar amounts in thousands)	2004

Raw materials	$6,123
Work-in-process	16,225
Finished goods	19,775
LIFO reserve	(6,274)
Other reserves	(2,085)
$33,764

7.                            Investments

The Company’s investment balance is $2,722 at December 31, 2004.  The Company has a 49% interest in it’s joint venture investment in Mecanica Falk S.A. de C.V. and such investment is accounted for under the equity method.

8.                            Fixed Assets

December 31,
(Dollar amounts in thousands)	2004

Fixed assets, at cost
Land	$1,108
Buildings and improvements	47,123
Machinery, tools and equipment	191,288
Construction-in-progress	4,029
243,548
Less - accumulated depreciation	(169,115)
$74,433

Depreciation expense for the year ended December 31, 2004 is $10,981.

9.                            Accrued Liabilities

December 31,
(Dollar amounts in thousands)	2004

Vacation	$3,399
Workers’ compensation	1,410
Payroll	654
Restructuring	1,190
Property and sales tax	435
Warranty	1,381
Customer advances	3,212
Other	652
$12,333

10.                     Other Long-Term Liabilities

December 31,
(Dollar amounts in thousands)	2004

Pension	$9,352
Post employment benefits	4,610
Environmental	1,984
$15,946

As described in Note 12, pension and post employment benefit plans are administered by UTC.

11.                     Taxes on Income

The provision for income taxes is comprised of the following:

December 31,
(Dollar amounts in thousands)	2004

Current
United States
Federal	$550
State	(229)
Foreign	1,247
$1,568
Deferred
United States
Federal	$(1,260)
State	(271)
Foreign	15
$(1,516)
Total
United States
Federal	$(710)
State	(500)
Foreign	1,262
$52

Deferred income taxes represent the tax effects of differences in the book and tax reporting bases of assets and liabilities at the statutory tax rates expected to be in effect when such differences reverse. Temporary differences and carryforwards that gave rise to a significant portion of deferred tax assets and liabilities at December 31 include:

December 31,
(Dollar amounts in thousands)	2004

Current
Deferred tax assets
Inventory provisions	$1,069
Provisions for warranty	553
Environmental remediation provisions	468
Insurance and employee benefits	1,985
Restructuring reserve	1,270
Allowance for doubtful accounts	241
Other items (net)	(60)
Net current deferred tax asset	$5,526
Non-current
Deferred tax assets
Environmental remediation provisions	$316
Post retirement benefits	1,824
State net operating losses and credit carryforwards	3,487
Total noncurrent deferred tax asset	5,627
Deferred tax liabilities
Tax depreciation and capital allowance	14,841
FAS 87 and 88	31,171
Other items (net)	373
Total noncurrent deferred tax liability	46,385
Net noncurrent deferred tax liability	$40,758
Net deferred tax liability	$35,232

During the year Falk generated $972 of foreign tax credits which were utilized by UTC on a consolidated basis.  Falk claimed a benefit of $520 of these credits which is the amount that could be used on a stand alone basis.  The Company has recorded a valuation allowance against the remaining foreign tax credits.

Tax credit carryforwards at December 31, 2004 were $678, which expire between 2016 and 2019.  Tax loss carryforwards, principally state, at December 31, 2004 were $63,004, which expire between 2006 and 2023.  No valuation allowance has been recorded related to state tax loss carryforwards and credits, since management believes it is more likely than not that the tax loss carryforwards and credits will be utilized before expiration.

The sources of loss before income taxes were:

December 31,
(Dollar amounts in thousands)	2004

United States	$(3,103)
Foreign	2,838
$(265)

Deferred income taxes generally have not been provided on undistributed earnings of international Falk affiliates at December 31, 2004.  The Company’s intention is to reinvest these earnings permanently, or to repatriate the earnings only when it is tax effective to do so.  It is not practicable to estimate the amount of tax that might be payable upon distribution of the unremitted earnings.

Differences between the total income tax provision/(benefit) recorded for financial reporting purposes and the expected tax provision/(benefit) at the statutory U.S. Federal income tax rate are as follows:

December 31,
(Dollar amounts in thousands)	2004

Pre-tax loss	$(265)

Taxes at statutory U.S. Federal income tax rate	$(93)
State and local income taxes, net of federal federal income tax benefit	(325)
Tax on international activities	656
Extraterritorial income exclusion	(250)
Non-deductible meals	75
Equity in unconsolidated subsidiaries	(5)
Other	(6)
Income tax provision	$52

12.                     Employee Benefit Plans

Employee pension benefits

UTC and its subsidiaries sponsor both funded and unfunded domestic and foreign defined benefit pension plans.  The Company participates with other UTC entities in certain UTC sponsored defined benefit pension plans covering substantially all of the Company’s U.S. employees.  Benefits are generally based on an employee’s years of service and compensation near retirement.  A cash balance formula was adopted in 2003 for newly hired employees and other employees who made a one-time voluntary election to have future benefit accruals determined under this formula.  Expenses for these plans are allocated from UTC to the Company on an actuarial basis utilizing participant and plan design data.  Net periodic pension benefit cost for the Company’s participation in the UTC U.S. plans, foreign defined benefit plans and other costs for pension plans allocated by UTC and recognized within the Company’s combined statement of operations approximated $2,369 for the year ended December 31, 2004.  For purposes of the combined financial statements, the Company accounts for its participation in UTC pension plans as if its employees participated in multi-employer plans.

Employee healthcare and insurance benefits

UTC and its subsidiaries also sponsor a number of postretirement benefit plans that provide health and life benefits to eligible retirees.  Such benefits are provided primarily from domestic plans. UTC’s postretirement benefit plans are primarily unfunded.  Expenses for UTC’s postretirement benefit plans are allocated from UTC to the Company on an actuarial basis utilizing participant and plan design data.  Net periodic postretirement benefit cost allocated by UTC and recognized within the Company’s combined statement of operations approximated $3,266 for the year ended December 31, 2004.  For purposes of the combined financial statements, the Company accounts for its participation in UTC postretirement benefit plans as if its employees participated in multi-employer plans.

Employee incentive plans

The Company participated in UTC’s long-term incentive plans utilizing various types of market and performance based incentive awards, which may be granted to officers and employees, including grants of UTC common stock and stock options.  The exercise prices of stock options, which are to be set at the time of the grant, will not be less than the fair market value of the shares on the date of grant.

Employee savings plan

The Company participates in UTC’s Employee Stock Ownership Plan.  The amounts expensed relative to the Company’s participation in that plan, including administrative fees, totaled $1,465 for the year ended December 31, 2004.

13.                     Other Income, net

Other income includes the following:

Year Ended
December 31,
(Dollar amounts in thousands)	2004

Interest income	$57
Royalty income	162
Foreign exchange losses	(78)
Equity in earnings of investees	67
Other	141
$349

14.                     Fair Value of Financial Instruments

The carrying amounts at cash, receivables and payables approximated fair value as of December 31, 2004.

15.                     Commitments and Contingent Liabilities

Lease commitments

The Company and its combined affiliates occupy space and use certain equipment under lease arrangements.  Rental commitments at December 31, 2004 under long-term noncancelable operating leases are as follows:

	Land,	Machinery,
	Buildings and	Tools and
(Dollar amounts in thousands)	Office Space	Equipment

2005	$248	$431
2006	214	391
2007	70	128
2008 and thereafter	—	5
	$532	$955

Rent expense totaled $1,552 for the year ended December 31, 2004.

Purchase commitments

In the normal course of business, the Company enters into commitments for the purchase of certain raw materials and components utilized in its manufacturing process.  These agreements are generally for one year or less and management believes the required purchases are not in excess of anticipated needs.

Environmental

The Company is subject to federal, state, local and foreign laws and regulations relating to environmental matters.  These laws provide for control of pollutants released into the air, water and ground and require responsible parties to undertake remediation of hazardous waste disposal sites.

Although it is not presently possible to estimate the exact timing and ultimate amount of future expenditures for environmental remediation, the Company has recorded environmental liabilities of $1,984 as of December 31, 2004.

Management believes that the ultimate resolution of these environmental matters should not have a material adverse effect on the combined financial position of the Company.  However, it is possible that the Company’s results of operations and cash flows in certain future periods could be materially affected.

Warranty

The Company provides its customers with product quality assurances considered by management to be standard in the industry.  The Company accrues for these costs when such obligations are probable and the amounts can be reasonably estimated.  The change in accruals for warranties for the year ended December 31, 2004 is as follows:

December 31,
(Dollar amounts in thousands)	2004

Balance as of January 1	$1,349
Settlements made	(222)
Adjustments to provision	254
Balance as of December 31	$1,381

Other

The Company also has other commitments and contingent liabilities related to legal proceedings and other matters arising out of the normal course of business.  Management believes that resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

16.                     Segment Financial Data

The Company designs and manufactures standard and custom gear drives, couplings and backstops and provides service and aftermarket support for its customers.  The Company operates in a single business segment – mechanical power transmission components. Net sales to third parties and long-lived assets by geographic region are as follows:

	As of And
	For the Year Ended
	December 31, 2004
		Long-Lived
(Dollar amounts in thousands)	Net Sales	Assets

North America	$188,292	$68,286
All other	14,768	6,147
Total	$203,060	$74,433

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates.
Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity that holds such assets.

Sales

Sales by operating segment or by geographic area include intersegment sales as well as sales and transfers between geographic areas, which are generally made at prices approximating those that the selling entity is able to obtain on external sales.

Sales from United States operations include export sales as follows:

December 31,
(Dollar amounts in thousands)	2004

Europe	$1,700
Asia Pacific	11,595
Latin America	12,877
Other	7,664
$33,836

Eliminations

Eliminations made in reconciling geographic area data with the related combined amounts include sales and transfers between geographic areas, unrealized profits in inventory and similar items.

Long-lived assets

Long-lived assets include net fixed assets which can be attributed to the specific geographic regions.

17.                     Subsequent Events

On May 16, 2005, UTC sold the Company to Rexnord Corporation for approximately $295,000, subject to certain adjustments.  The financial statements do not give effect to this transactions.  Rexnord Corporation management is in the process of integrating Rexnord and Falk and developing long-term plans for the combined business, which potentially could impact the carrying value of certain Falk assets and liabilities in the future.  Management has not yet finalized such plans.